EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended September 12, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
9/12/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-2.55%	0.14%	8.92%
Class B Units	-2.57%	0.11%	8.27%

S&P 500 Total Return Index**	0.81%	-2.31%	-13.44%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park is predominantly long the domestic and international fixed income markets.
o	Leading the way for Grant Park’s performance last week were positions in the international fixed income markets.
o
Having the biggest impact on performance were long positions in the German bund markets.  Rallying equities were most likely the cause for the decline in bund prices.  Speculation regarding the sale of financial behemoth Lehman Brothers sent share prices upwards as many speculators re-entered the equity markets.  With a perceived healthier market on the horizon, investors liquidated more risk-averse fixed income positions driving prices downwards against the portfolio’s positions.  Further adding to moves in the bund markets, were comments made by ECB Vice President Lucas Papademos stating that the EU may escape recession after all.

o
In Japan, similar to the bund markets, prices on Japanese Government Bonds (JGBs) declined against positions due to rallies in the equity markets.  Japan’s primary equity benchmark, the Nikkei 225, underwent a late-week rally in response to U.S. equities and falling commodity prices which put substantial pressure on the Japanese fixed income markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

primary equity benchmark, the Nikkei 225, underwent a late-week rally in response to U.S. equities and falling commodity prices which put substantial pressure on the Japanese fixed income markets.

Currencies
▪	Grant Park’s positions in the currency markets are mixed.
o
As with other sectors, the portfolio’s performance in the currency sector was primarily driven by movements in the equity markets.  The majority of the setbacks were incurred on short dollar positions against a variety of emerging market currencies.  Positions in the Indian rupee were among the most heavily affected.  Combined with a sliding Indian stock market, the new found demand for the U.S. dollar, spurred by recent moves, drove the rupee down to near 2-year lows against the greenback.

o
Also hindering performance in the sector this past week were long positions in the Japanese yen.  The U.S. Government’s decision to take over mortgage giants Fannie Mae and Freddie Mac last week spawned new found confidence in the U.S. economy causing speculators to leave behind yen positions in favor of making investment in U.S. shares.

Softs/Agriculturals
•	Grant Park is predominantly long the grains markets and short the livestock markets. Positions in the softs markets are mixed.
o
Finally, the portfolio earned modest gains in the grains markets this past week.  The biggest gains came from short positions in the cotton markets.  Cotton was amongst the many commodities that saw declines last week in response to a steady strengthening of the dollar.  Excluding Friday’s correction, a strengthening greenback made U.S. cotton more expensive for international buyers which drove prices downwards alongside positions. Technical selling by speculators looking to avoid volatile markets was also considered a major draw on cotton last week.

o
The lean hogs markets also added to gains for the portfolio.  Short positions benefited from a 4.82% price decline for the week as moves in the dollar weighed on the livestock markets.  Although throughout 2008 there has been decreased demand in the livestock markets due to decreased disposable income for consumers, analysts attribute the recent moves in the hogs markets to fewer exports caused by a healthy greenback.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.